EXHIBIT 10(o)
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                          EXTENSION OF LEASE AGREEMENT
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     THIS EXTENSION OF LEASE AGREEMENT made and entered into as of the 11th day of November, 2005, by and between Roger G. Little, Trustee of SPI-Trust, under a declaration of trust, dated May 3, 1976, and recorded with Middlesex South District Registry of Deeds, Book 12970, Page 625, having a mailing address at One Patriots Park, Bedford, Massachusetts 01730 (the "Landlord") and Spire Corporation, a Massachusetts corporation, with an address at One Patriots Park, Bedford, Massachusetts 01730 (the "Tenant").

                              W I T N E S S E T H:

     WHEREAS, Tenant is presently in possession of the Premises (as herein defined) under that certain Sublease dated as of November 25, 1985 by and between Millipore Corporation, a Massachusetts corporation, as Lessor and Tenant, as Lessee, as amended (the "Sublease");

     WHEREAS, Tenant wishes to remain in possession of the Premises upon the expiration of the Sublease and wishes to lease the Premises directly from Landlord; and

     WHEREAS, Landlord wishes to lease the Premises to Tenant.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby enter into this Extension of Lease Agreement upon the terms and conditions set forth herein.

     1. Lease of Premises. Subject to all of the provisions herein contained, and in consideration of the rentals to be paid to Landlord by Tenant, and the other covenants and agreements to be kept and performed by Tenant hereunder, as hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises consisting of approximately 77,037 square feet (the "Premises") shown on the plan attached hereto as Exhibit A within the building (the "Building") situated in Bedford, Middlesex County, Massachusetts, located on the real estate owned by Landlord on the Westerly side of Wiggins Avenue, known as Patriots Park (the "Real Estate"). The Tenant shall have the right to use in common with others the common areas serving the Premises, including without limitation, stairs, lobbies, elevators, hallways, corridors, restrooms, cafeteria and entrances and exits in the Building and all access roads, driveways, parking areas, loading docks, sidewalks, landscaped areas, trash pick-up areas, recreational areas and other amenities which are located within the Real Estate.

     If Tenant desires during the term of this Extension of Lease Agreement to lease additional space within the Building which is then unoccupied and adjacent to the Premises as then currently configured, it shall provide Landlord written notice of its desire to add such space to the Premises. The Expansion Notice (the "Expansion Notice") shall identify the location and size of the space which Tenant desires to add to the Premises (the "Proposed Expansion Space") and the date on which it desires to add the Proposed Expansion Space to the Premises (the "Expansion Date"), which date shall be no less than thirty (30) days from the date of the Expansion Notice. Within ten (10) days after receipt of the Expansion Notice, Landlord shall notify Tenant whether it accepts or

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rejects Tenant's request for the addition of the Proposed Expansion Space to the
Premises. If Landlord rejects such request, this Lease shall continue in full force and effect without the addition of the Proposed Expansion Space to the Premises. If Landlord accepts the Expansion Notice, then effective upon the Expansion Date the Premises shall be automatically amended to include such Proposed Expansion Space in its then "AS IS" condition and the annual Base
Rental hereunder shall be increased by the product of (x) the square footage of the space so added and (y) $16.12. Tenant shall be responsible for any alterations, additions and improvements, necessary to prepare the Proposed Expansion Space for its occupancy, and the same shall be performed in accordance with the terms of this Extension of Lease Agreement. The monthly payment of Base Rental shall be adjusted to reflect the increase in annual Base Rental.

     2. Term. The term of this Extension of Lease Agreement shall be for a period of two (2) years, beginning on the 1st day of December, 2005 (the "Commencement Date") and, unless terminated as herein provided, continuing until expiration on the 30th day of November, 2007.

     3. Intentionally Omitted.

     4. Rent. For the use and occupancy of the Premises Tenant hereby covenants and agrees to pay to or for the account of Landlord as rental ("Rental"), without deduction or offset, the following amounts:

     (a) An annual fixed rental calculated at the rate of $16.12 per square foot of the Premises, being One Million Two Hundred Forty One Thousand Eight Hundred Thirty Six Dollars and Forty Cents ($1,241,836.40) per year (hereinafter the "Base Rental"), due and payable in advance in monthly installments of One Hundred Three Thousand Four Hundred Eighty Six Dollars and 33 Cents ($103,486.36) at Landlord's business premises located at Patriots Park, Bedford, Massachusetts, on the first day of each and every calendar month during the term of this Extension of Lease Agreement; a prorated and proportional rent shall be due for any periods of less than a calendar month at the commencement and expiration of the lease term, all without set off or deduction except as may be required by law in order to preserve any claim of Tenant thereto.

     (b) Subject to Landlord's obligations set forth in Section 4(e) below, all real estate taxes, or taxes in the nature of real estate taxes, or taxes assessed in lieu of or in addition thereto (except income taxes of general application, inheritance, estate or like taxes) including special and general assessments, however the same may be designated, levied or to be levied by any taxing authority upon the Building or Real Estate ("Real Estate Taxes") throughout the entire term of this Extension of Lease Agreement; the same shall be paid by Tenant directly to such taxing authority upon receipt of the tax bill but in no event later than fifteen (15) days prior to the last date upon which such taxes may be paid without interest or penalty. If the first or last year of the term of this Extension of Lease Agreement shall not be co-extensive with the tax year the amount of taxes payable by Tenant hereunder for such years shall be prorated in proportion to the period of effectiveness of the Extension of Lease Agreement during such years. Tax receipts shall be furnished to Landlord by Tenant from time to time upon request to show Tenant's compliance herewith on a current basis. If requested by any first mortgagee of the Premises, Tenant agrees to instead make monthly deposits to such mortgagee on account of such taxes in an amount reasonably estimated to be sufficient to pay such taxes when they become due, provided that such deposits are maintained in a separate account and any interest payable with respect thereto shall be payable to Tenant.

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     (c) Subject to Landlord's obligations set forth in Section 4(e) below, all costs of electricity, gas, fuel, water and sewage services assessed against the Premises, Building and Real Estate ("Utility Costs").

     (d) Subject to Landlord's obligations set forth in Section 4(e) below, all other costs and expenses of every kind with respect to operation, maintenance, repair of the Premises, Building and Real Estate but excluding Direct Landlord Costs (as defined in Section 25 below) ("Operations Costs") and insurance of the Premises, Building and Real Estate ("Insurance Costs").

     (e) Notwithstanding Tenant's obligations to pay Real Estate Taxes (as defined in Section 4(b) above), Utility Costs (as defined in Section 4(c) above), Operations Costs (as defined in Section 4(d) above) and Insurance Costs (as defined in Section 4(d) above) as set forth in this Section 4, Landlord shall be responsible for the payment of the portion of such Real Estate Taxes (as defined in Section 4(b) above), Utility Costs (as defined in Section 4(c) above), Operations Costs (as defined in Section 4(d) above) and Insurance Costs (as defined in Section 4(d) above) which are not solely allocable to the Premises in accordance with Section 25 below.

     Landlord shall establish and maintain a separate bank account with a financial institution reasonably acceptable to Tenant for the purpose of holding funds sufficient to satisfy Landlord's obligations under this Section 4(e) with respect to Real Estate Taxes, Utility Costs, Operating Costs and Insurance Costs (the "Landlord's Share Escrow Account"). The Landlord's Share Escrow shall be initially funded with, and shall at all times maintain a balance of no less than, an amount reasonably estimated by Tenant to satisfy three (3) months of Landlord's obligations with respect to Real Estate Taxes, Operating Costs, Insurance Costs and Utility Costs (the "Minimum Balance"). Tenant shall be listed as the sole entity having withdrawal rights with respect to such account and Tenant shall withdraw such funds if, as and when it deems necessary to satisfy Landlord's obligations hereunder. In addition to the Minimum Balance, Landlord shall make monthly payments equal to one-twelfth of Landlord's Share of such Real Estate Taxes, Operating Costs, Insurance Costs and Utility Costs (collectively, "Expenses") for the calendar year into the Landlord's Share Escrow Account on the first day of each and every calendar month during the Term of this Lease, commencing on the Commencement Date. The monthly amount so to be paid to the Landlord's Share Escrow Account may be modified from time to time to provide Tenant with a sum equal to Landlord's required payment, as reasonably estimated by Tenant from time to time, on account of Real Estate Taxes, Operating Costs, Insurance Costs and Utility Costs for the current operating year (January 1 through December 31; the "Operating Year"). Within a reasonable period after the end of an Operating Year, Tenant shall provide Landlord a reasonably detailed statement of Expenses for the prior Operating Year. If estimated payments theretofore made by Landlord for the Operating Year exceed the sum of (x) the required payment of Landlord's Share (as defined in Section 25 below) of the Expenses and (y) the Minimum Balance, Tenant shall credit the amount of such excess against subsequent obligations of Landlord on account of Expenses (or promptly refund such excess if the Term of this Lease has ended and Landlord has no further obligation to Tenant); but if the required payments on account thereof for such Operating Year are greater than estimated payments theretofore made on account thereof for such Operating Year, Tenant shall have the election, at its sole discretion, to withdraw such funds from the Minimum Balance or to require Landlord to credit the amount of underpayment against subsequent obligations of Tenant with respect to Rental hereunder. Tenant shall have the right to increase or decrease the amount of such monthly installments or the Minimum Balance from time to time. In the event the Landlord's Share Escrow Account falls below the Minimum Balance, Landlord shall deposit such funds into the Landlord's Share Escrow Account to restore the amount in such account

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to the Minimum Balance. Promptly after the expiration or early termination of the term, Tenant shall return the balance of the Landlord's Share Escrow Account to Landlord.

     (f) In no event shall Tenant incur, or be responsible for the payment of, any Direct Landlord Costs (as defined in Section 25 below) or perform any obligation associated with such costs.


     5. Intentionally Omitted.

     6. Net Lease. It is the intention of the parties hereto that this is a net lease and that, subject to Landlords obligations to reimburse Tenant for a portion of such Real Estate Taxes, Utility Costs and Operations and Insurance Costs as set forth in Section 4(e) above, all costs of ownership, maintenance and use of the Premises, the Building and the Real Estate shall be paid by Tenant in addition to the fixed rent specified above and other sums payable by Tenant hereunder (each of which shall be treated as Rental, for non-payment of which Landlord shall have all rights which Landlord would have for non-payment of fixed rent hereunder), provided, however, that Landlord shall be responsible for maintenance and repair of structural portions of the Building in accordance with Section 8(d) hereof. Tenant shall pay to or on behalf of Landlord, through the term of this Extension of Lease Agreement, the rent and other payments hereunder, free of any charges, assessments, impositions or deductions of any kind, all of which Tenant shall pay or discharge, without abatement, deduction or set off, and Landlord shall not be required to make any payment of any kind whatsoever hereunder (whether due to circumstances now existing or beyond present contemplation of the parties), except as herein otherwise set forth. The rights of the parties in the event of a casualty to the Premises shall be governed by Section 15 hereto.

     7. Tenants Covenants. Subject to Landlord's obligations set forth in
Section 4(e) above, Tenant further covenants and agrees as follows:

     (a) Except as set forth in Section 8(d) below, to maintain the Premises, Building and Real Estate including the doors and windows thereof in good repair, condition and order in accordance with good maintenance practices; and to yield peaceable possession to Landlord of the Premises at termination or expiration of this Extension of Lease Agreement free of all tenants and occupants in as good repair and condition as at occupancy by Tenant or may be put thereafter except for ordinary wear and tear, obsolescence, and damage caused by fire (unless caused by Tenant's negligence or default and not insured against or required to be insured against hereunder) or the elements.

     (b) To comply fully with any applicable statutes, ordinances, and lawful regulations, rules or orders pertaining to the Premises, Real Estate and Building and to the activities conducted thereon, to comply with all applicable rules or conditions reasonably imposed with respect to the Premises by any insurance carrier, and to prevent the existence of any nuisance, or the violation of any statute, ordinance or valid rule, order or regulation with respect thereto and to save Landlord harmless from any failure to do so.

     (c) To keep the Building and Premises insured to the extent of building replacement costs, against loss or damage by fire, windstorm, hail, explosion and the other risks included in extended coverage policies from time to time, subject, however to a "deductible" clause in the amount of $50,000 or such other amount as Tenant shall reasonably request and Landlord shall

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approve, which approval shall not be unreasonably withheld or delayed; all of such policies shall name as insured Landlord, any first mortgagee to the Premises and Tenant, as their respective interests may appear and shall provide that they may not be cancelled without at least fifteen (15) days' prior written notice to Landlord (provided, that such additional notice does not result in the imposition of additional premiums or charges by such insurer). Tenant agrees to furnish Landlord with a certificate by the insurer as to the existence thereof, together with a copy of such policy. Tenant may procure such insurance under a so-called blanket policy insuring other locations of the Tenant, provided however, that such policy shall provide on its face that such portion of the face amount as is required by this Extension of Lease Agreement is payable with respect to covered loss relating to the Premises and is not affected by losses on other premises.

     (d) To the fullest extent permitted by law, to indemnify Landlord fully against and to save Landlord harmless from loss, liability, costs, expense, attorney's fees and court costs, arising directly or indirectly from any claim or lawsuit by any person, firm, corporation, association or governmental agency or authority whomsoever, including (but not limited to) Tenant's officers, agents, employees or invitees, for damages assertedly sustained to person or property by reason of any activity conducted by Tenant upon the Premises, or of any breach by Tenant, its officers, agents, employees, or invitees of the terms, provisions and conditions of this Extension of Lease Agreement, or occurring upon the Premises or areas controlled by the Tenant by reason of the conduct of the Tenant, its officers, agents, employees and invitees, regardless of the merit or lack of merit of any such claim or lawsuit, of the fault or lack of fault on the part of Landlord and regardless of the amount of insurance carried; and further, to procure and keep in force, at Tenant's sole expense, public liability insurance covering the Premises, with minimum limits of at least $5,000,000.00 for the death of or bodily injury to any one person, and $5,000,000.00 for the death of or bodily injury to any number of persons resulting from the same event, and of $l,250,000.00 for property damage naming Landlord, any first mortgagee of the Premises and Tenant as insureds, as their respective interests may appear, provided that if greater coverage limits are normally carried under similar circumstances, Tenant agrees to increase such coverage limits appropriately.

     (e) To use its best efforts to prevent the filing or imposition of any lien of any kind whatsoever upon or against the Premises based upon or arising out of Tenant's actions, except by Landlord or with Landlord's prior written consent and in the event of the filing or imposition of any such lien, to discharge same or to obtain a surety bond sufficient to discharge same within 30 days following the date of any such filing or imposition.

     (f) To permit Landlord to enter the Premises during normal business hours and, subject to Tenant's reasonable security and confidentiality requirements, where such entry will not unreasonably disturb or interfere with Tenant's use of the Premises and the operation of Tenant's business, to examine, inspect, provide services or make repairs, replacements, changes or alterations as set out in this Extension of Lease Agreement, and to take such steps as Landlord may reasonably deem necessary for the safety, improvement or preservation of the Premises. Landlord shall give reasonable notice to Tenant prior to any such entry, except in the case of an emergency, but no such entry shall constitute an eviction or entitle Tenant to any abatement of Rental.

     (g) In the event that Tenant shall fail to perform any act required by the foregoing covenants and such failure shall continue for a period of 30 days after notice thereof from Landlord, Landlord may (but shall not be obligated to do so) perform such act without waiving or releasing Tenant from any of its obligations with respect thereto. Landlord shall be entitled to recover from Tenant all sums paid or costs incurred in performing such acts on demand.

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     (h) To perform all maintenance, repairs and replacements necessary to keep in good condition and working order (a) the heating, ventilating, air conditioning, plumbing, security, electrical, life safety and other mechanical systems and equipment serving the Building , (b) the trees, shrubs, plants, landscaping, on the Real Estate or otherwise, serving the Building, and (c) the parking lot, driveways and walkways necessary for access to the Building.

     (i) To perform all clearance and removal of snow and ice from the parking areas, driveways and walkways of the Real Estate for safe use of such parking areas and safe access to the Building by Tenant and other occupants of the Building, if any, and their employees, agents, contractors and invitees.

     8. Landlord's Covenants. The Landlord hereby represents, warrants, covenants and agrees as follows;

     (a) That Landlord has good and marketable title to the Premises, free and clear of all liens and encumbrances which would impair Tenant's ability to use and enjoy the Premises; as of the date hereof, title to the Premises is adequately insured with a reputable title insurance company under a policy in form and amount acceptable to Tenant and Landlord has full right and authority to lease the Premises and to carry out its obligation under this Extension of Lease Agreement.

     (b) To the best of Landlord's knowledge, the Premises may be used for warehouse, office, research and development and manufacturing purposes under all applicable zoning, wetlands, conservation and other ordinances and regulations.

     (c) Intentionally Omitted.

     (d) To maintain all structural portions of the Building including foundations, roofs, exterior walls, structural members and other supporting structures, in good repair, condition and order; provided, however, that Landlord's responsibility for repair and maintenance of roofs shall exclude responsibility for repair of (i) leaks occurring by reason of roof penetrating structures installed or constructed by Tenant after December 1, 1985 (the Commencement Date of the Sublease (as defined above)), (ii) isolated minor leaks properly repaired by simple patching procedures (as opposed to a leak or series of leaks which properly require replacement or restoration of all or any portion of a roof), or (iii) any repairs required by reason of the negligence or default of Tenant, its officers, agents, employees, and invitees except to the extent that Landlord shall be insured against the same and receive the proceeds of such insurance and Landlord's mortgagees shall not retain the proceeds of such insurance.

     (e) To give Tenant prompt notice of the name and mailing address of any mortgagee or holder of a first mortgage lien with respect to the Premises and of any change therein.

     9. Subletting. Subject to all of the provisions of this Extension of Lease Agreement, all or any portion of the Premises may be sublet by Tenant provided the Tenant obtains the prior written consent of the Landlord therefor, which consent, shall not be unreasonably withheld, conditioned or delayed; but Tenant shall have no right to assign this Extension of Lease Agreement

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nor any of its rights hereunder (other than assignment to an entity controlling, controlled by or under common control with Tenant or pursuant to the sale of the entire business and assets of the division of Tenant occupying the Premises provided, however, that without the consent of Landlord no such assignment shall relieve Tenant of liability hereunder), nor may same be assigned or pass to another by operation of law, and any attempt to so assign, without the express prior consent of Landlord, shall be utterly void. Tenant further agrees to promptly provide Landlord with the name and address of the sublessee and a description of the terms of the sublease arrangement. Tenant shall, however, be entitled to retain any premium over the Rental provided hereunder which it receives under any such sublease.

     10. Signs. Tenant shall be entitled to erect reasonable ground and building signs, subject to approval of Landlord, which shall not be unreasonably withheld, provided, however, Tenant's signs that are presently existing and/or installed on the Premises, the Building or Real Estate are hereby deemed approved by Landlord. All signs installed by Tenant shall comply with all requirements of appropriate governmental authorities, and all necessary permits or licenses shall be obtained by Tenant. Tenant shall maintain all signs in good condition and repair at all times, and shall save Landlord harmless form injury to person or property, arising from the erection and maintenance of said signs. Upon vacating the Premises, Tenant shall remove all signs and repair all damage caused by such removal.

     11. Alterations and Improvements by Tenant. (a) Tenant shall have the right during the continuance of this Extension of Lease Agreement to make such alterations, changes and improvements to the Premises as may be proper and necessary for the conduct of Tenant's business and for the full beneficial use of the Premises. Tenant shall not make any structural change in the Premises without first having obtained Landlord's written consent thereto, without limitation Landlord may condition any such consent by reserving the right to require the Premises to be restored to the same condition they were in prior to the making of any such structural change. Tenant shall pay all costs and expenses of such alterations, changes, and improvements, shall make the same in a good and workmanlike manner, and in accordance with all applicable laws, codes, and building regulations, and shall, prior to the making of such alterations, changes, and improvements, assure Landlord, in form satisfactory to Landlord, that payment for the same will be made by Tenant. Tenant hereby completely and fully indemnifies Landlord against any Mechanic's Liens or other liens or claims in connection with the making of such alterations, changes, and improvements. Any liens arising out of such alterations, changes, and improvements shall be discharged of record by Tenant within thirty (30) days after the same have been filed, Tenant shall pay any and all taxes relating to its personal property, business, or improvements and alterations constructed as provided in this Section 11.

     (b) Except as otherwise provided, all signs, furnishings, trade fixtures and other removable equipment installed in the Premises by Tenant and paid for by Tenant shall remain, the property of Tenant and shall be removed by Tenant upon the termination of this Extension of Lease Agreement provided that any of such as are affixed to the Premises and require severance shall be removed at Tenant's cost, and Tenant shall immediately repair any damage caused by such removal.

     12. Waiver of Subrogation. Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured or required to be insured against in policies of insurance covering such property, even if

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such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, including any sub-tenants or other occupants of the Premises; provided, however, that this release shall be applicable and in force and effect only to the extent that such release shall be lawful at that time and in any event only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so. If such other party fails to pay such extra cost, the release provisions of this paragraph shall be inoperative against such other party to the extent necessary to avoid invalidation of such releasor' s insurance.

     13. Subordination. (a) Tenant, upon demand by Landlord, agrees to give a waiver of priority of Tenant's lien arising by virtue of the within leasehold estate, thereby subordinating Tenant's lien in favor of any mortgage loan, or any refinancing or replacing of a mortgage loan that Landlord may determine necessary or desirable from time to time, which election may be changed from time to time. Tenant agrees to execute such instruments as may be required by any such lending institution or prospective first mortgagee in order to effectuate such waiver of priority and subordination of Tenant's lien and such certificates as to the status of this Extension of Lease Agreement and other matters as such mortgagees shall reasonably require. Tenant shall be bound by and observe all conditions of said mortgage which shall require the giving of reports and copies of notices to any such mortgagees, as well as those which afford such mortgagees the opportunity to cure any default of Landlord hereunder and, subject to paragraph (b) below, to take possession of the Premises without liability for any default of the Landlord occurring prior thereto or which cannot reasonably be cured by such mortgagee not be subject to any offset or defenses on account thereof nor bound by any prepayment of rent beyond the then current period. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust, Tenant shall attorn to the purchaser in any such foreclosure or sale and recognize such purchaser as landlord under this Extension of Lease Agreement.

     (b) Upon the request of Tenant, Landlord shall procure from any such lending institution or mortgagee an agreement-in-writing, which shall be delivered to Tenant, providing in substance that so long as Tenant shall faithfully discharge the obligations on its part to be kept and performed under the terms of this Extension of Lease Agreement, Tenant's tenancy will not be disturbed nor this Extension of Lease Agreement affected by any default under such mortgage, and Tenant agrees that this Extension of Lease Agreement shall remain in full force and effect even though default in the mortgage may occur.

     14. Limitation of Landlord Liability. (a) If Landlord shall fail to perform any covenant, term or condition of this Extension of Lease Agreement upon Landlord's part to be performed and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the interest of Landlord in the Premises or mortgage proceeds therefrom and Landlord shall not be liable for any deficiency. It is understood and agreed that in no event shall Tenant have any right to levy execution against any property of Landlord other than its interest in the Premises as herein before expressly provided. Upon receipt of notice to do so from any first mortgagee of the Premises, Tenant agrees to give written notice to such mortgagee in the event of any default hereunder by Landlord. Nothing herein contained shall

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be deemed to in any way limit or restrict Tenant's right to obtain specific performance or other injunctive or equitable relief with respect to the performance by Landlord of its covenants herein.

     (b) To the fullest extent permitted by law, Tenant hereby agrees that Landlord shall not be liable for any claim for damage to person or property, sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in, about, or upon the Premises unless due to the fault or negligence of Landlord and Landlord's failure to make such repairs as it is obligated to make within a reasonable period after notice from Tenant of the need for such repairs. Said waiver shall include claims for unforeseen acts or events resulting in damage or injury to person or property sustained by Tenant or any person claiming through Tenant.

     (c) The sale, conveyance or assignment of the Premises shall operate to release Landlord from liability, from and after the effective date thereof, upon all of the covenants, terms and conditions of this Extension of Lease Agreement, express or implied, except as such may relate to the period prior to such effective date, and Tenant shall with respect to claims arising thereafter look solely to Landlord's successor in interest in and to this Extension of Lease Agreement. This Extension of Lease Agreement shall not be affected by any such sale, conveyance or assignment, and Tenant shall attorn to Landlord's successor in interest thereunder.

     (d) Landlord shall not be deemed to be in default of its obligations under this Extension of Lease Agreement unless Landlord or any mortgagee of which Tenant has been given notice pursuant to Section 8(e) shall have received notice thereof and such default shall continue uncured for a period of thirty (30) days following receipt of such notice. No performance by any such mortgagee of Landlord's obligations or exercise of its rights, undertaken in a commercially reasonable manner, shall subject such mortgagee to any liability under this Extension of Lease Agreement. Landlord and Tenant agree that the covenants to be performed by each are independent and Tenant shall have no right to offset against Rental (except as expressly permitted hereunder) or terminate this Lease in the event of Landlord's failure to perform any of its obligations hereunder.

     15. Casualty to Premises. (a) If, during the term hereof, the Premises shall be destroyed or so damaged by fire or other casualty as to be unfit, in whole or in part, for occupancy and such destruction or damage can reasonably be repaired to substantially the same form and condition and with substantially the same materials as before such destruction or damage, within nine (9) months following the date thereof, then Tenant shall not be entitled to surrender possession of the Premises nor shall Tenant's liability to pay rent under this Extension of Lease Agreement cease without the mutual consent of the parties hereto. In the event of any such destruction or injury, Landlord shall repair the same with all reasonable speed and shall complete such repairs within nine
(9) months from the date of such damage or destruction. If during such period Tenant shall be deprived of the use of all or any portion of the Premises, a proportionate allowance shall be made to Tenant from the Rental corresponding to the time during which and to the portion of the Premises of which Tenant shall be so deprived.

     (b) If such destruction or injury cannot reasonably be repaired to such former condition within nine (9) months from the date of such destruction or damage, Landlord shall notify Tenant within sixty (60) days after the happening of such destruction or damage whether or not Landlord will repair or rebuild. If Landlord shall elect to repair or rebuild, Landlord shall specify the time within which such repairs or reconstruction will be completed, and Tenant shall have the option, exercisable within thirty (30) days after the receipt of such notice, to elect either to terminate this Extension of Lease Agreement and any further liability hereunder or to extend the term of the Extension of Lease Agreement (at the rental in effect immediately preceding expiration of the normal term hereof) by a period of time equivalent to the time from the happening of such destruction or injury until the Premises are restored to such former condition. In the event Tenant elects to extend the term of the Extension of Lease Agreement, Landlord shall restore the Premises to such former condition within the time specified in such notice, and Tenant shall not be liable to pay Rental for the period from the time of such destruction or injury until the Premises are so restored to such former condition.

     (c) In the event that Landlord does not elect to repair or rebuild the Premises pursuant to paragraph (b) above, then Tenant may at its option, terminate this Extension of Lease Agreement and any further liability hereunder; or (ii) continue this Extension of Lease Agreement with the Rental adjusted to reflect the diminution in the value of the Premises effected by such destruction or damage, effective as of the date of such destruction or damage after such reconstruction. If Tenant determines to continue this Extension of Lease Agreement pursuant to this paragraph (c) then Tenant shall be entitled, at its cost and expense, to repair or rebuild. Reconstruction shall be at least equal in quality to the original construction of the building and shall, to the extent practical, be wholly consistent in design and materials therewith. It shall be undertaken only in full compliance with law after all permits and approvals have been obtained. It shall be further undertaken only after plans and specifications therefor have been approved by Landlord, which approval shall not be unreasonably withheld or delayed.

     (d) In the event of any such destruction or damage, Tenant shall be entitled to reduction or abatement of Rental only as provided in this Section 15; Tenant shall not be entitled to any reduction or abatement in Rental hereunder if any such damage or destruction is caused by an act or omission of Tenant, its officers, agents, employees or invitees except to the extent that Landlord shall be insured against same and receive the proceeds of such insurance. Landlord shall have no liability to Tenant by reason of any injury to or interference with Tenant's business or property arising from any such destruction or damage unless caused by an act or omission of Landlord. Landlord shall in no event be liable for any such injury or interference resulting from the making of any repairs to the Premises undertaken by Landlord in good faith.

     16. Condemnation. (a) In the event that the entire Premises shall be taken by condemnation or right of eminent domain, this Extension of Lease Agreement shall terminate as of the day possession shall be taken by the taking authority, and Landlord and Tenant shall be released from any further liability hereunder thereafter accruing.

     (b) In the event that only a portion of the Premises shall be taken by condemnation or right of eminent domain and the portion so taken renders the balance unsuitable for the purpose of this Extension of Lease Agreement, the Tenant may, at its option, elect to terminate this Extension of Lease Agreement effective as of the day possession shall be taken, provided thirty (30) days notice of such termination is given. If, in such case, this Extension of Lease Agreement is not terminated, Landlord may, at its option-restore the Premises with reasonable speed to an architectural unit as nearly like its condition prior to such taking as shall be practicable; and if during and/or after the work of restoration, Tenant is deprived of, the use of all or a part of the Premises, an appropriate reduction of Rental, depending upon the time during which and the portion of said Premises of which Tenant is so deprived, shall be granted. In the event Landlord elects not to so restore the Premises, then Tenant may at its option; (i) terminate this Extension of

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

Lease Agreement and any further liability hereunder; or (ii) continue this Extension of Lease Agreement with the Rental adjusted to appropriately reflect the diminution in value of the Premises effected by such taking, effective as of the date thereof. If Tenant elects to continue this Extension of Lease Agreement then Tenant may, at its own cost and expense, so restore the Premises.

     (c) All damages awarded in connection with the taking of the Premises, whether allowed as compensation for diminution in value to the leasehold or to the fee of the Premises, shall belong to the Landlord. Notwithstanding the foregoing, Tenant shall be entitled to make a separate claim for damage to merchandise and moveable trade fixtures, and removal reinstallation, and moving expenses, provided it does not reduce the award payable to Landlord.

     17. Default. (a) If: (i) there shall be a default in payment of any Rental which shall continue for a period of ten (10) days following receipt by Tenant of notice thereof from Landlord; or (ii) there shall be a default in any other of Tenant's obligations hereunder or if the Premises be abandoned or vacated by Tenant; and if such default or condition shall continue for a period of thirty
(30) days following receipt by Tenant of notice from Landlord to make good such default or correct such condition; or (iii) any proceedings under the present or any future Bankruptcy Act be instituted by or against Tenant, or any receiver or trustee be appointed for or ordered to dispose of Tenant's business or property, or if Tenant makes any assignment or conveyance for benefit of creditors and if any such proceeding instituted against Tenant shall not be dismissed within 20 days following the date of such institution; then, in such event Landlord shall have the right, immediately or at any time thereafter, to enter upon the Premises in the name of the whole and repossess the same as of its former estate and expel Tenant and all those claiming by, through or under it, and remove their goods and effects and store the same on behalf of Tenant without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or other default hereunder and upon entry as aforesaid this Extension of Lease Agreement shall be terminated. Landlord, at its election, may effect such termination by written notice to Tenant to that effect, which shall have the same force as an entry for breach as provided in this Section. In case of such termination, Landlord shall become entitled to receive from Tenant, and Tenant shall pay to Landlord on demand, as initial liquidated damages, a sum equal to the amount by which the sum of the rent and other payments called for hereunder for the remainder of the term exceeds the fair rental value of he Premises for the remainder of the term. Further, Tenant shall, on demand of Landlord, from time to time indemnify Landlord against all loss of rent, other payments and damages, however caused, which it may incur by reason of such termination during the remainder of the term, first giving credit to any payments made by Tenant to Landlord on account of initial liquidated damages as aforesaid. In computing such damages there shall be added such reasonable expenses as Landlord may incur in connection with such termination and/or reletting, such as legal expenses, brokerage, expenses for keeping the Premises in good order and for preparing the same for reletting and expenses and/or decorations in the Premises as way be necessary for the purpose of reletting. Landlord shall also have the right to pursue such other rights and remedies as may be allowed at law or equity against Tenant, and any and all other parties who may be liable. All such remedies shall be cumulative. Provided, however, if any such default be under clause (ii) above and it would take more than thirty (30) days to cure the same, Landlord shall not forfeit the lease created hereby, enter upon the Premises or exercise any of the other remedies herein provided for such default if Tenant begins the cure thereof within such period and pursues same with reasonable due diligence to completion.

     (b) Intentionally Omitted.

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

     (c) Intentionally Omitted.

     18. Quiet Enjoyment. The Landlord covenants and agrees with Tenant that as long as the Tenant keeps and performs all of the covenants and conditions to be performed by Tenant hereunder, during the term of this Extension of Lease Agreement Tenant shall have quiet and undisturbed and continued possession of the Premises, free from any claims against the Landlord and all persons claiming under, by or through the Landlord.

     19. Intentionally Omitted.

     20. Intentionally Omitted.

     21. Intentionally Omitted.

     22. Intentionally Omitted.

     23. Arbitration. If any controversy shall arise relating to the provisions of this Extension of Lease Agreement or the tenancy or other rights created hereby, and such dispute shall not be resolved by the parties within fifteen
(15) days after either party shall notify the other in writing of its desire to arbitrate the dispute, then the dispute shall be settled by arbitration. Such arbitration shall be conducted at Boston, Massachusetts, under the rules then obtaining of the American Arbitration Association. There shall be a board of three arbitrators, one appointed by the Landlord, one appointed by Tenant and a third selected by the two so named. The arbitrators shall have no power to add to, subtract from or modify any of the terms or conditions of this Extension of Lease Agreement. The award of the arbitrators shall be final and binding and conclusive on the parties, provided, however, that nothing herein contained shall limit Tenant's right to exercise the rights referred to in the last sentence of Section 14(a) hereof.

     24. General Provisions. (a) Words of any gender used herein shall be construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires, (b) the terms and provisions of this Extension of Lease Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, permitted assigns and legal representatives; (c) the headings used herein are for reference purposes only and do not affect the meaning or construction hereof; (d) this Extension of Lease Agreement may not be altered or amended and no waiver of any of the provisions hereof shall be effective except by an instrument in writing signed by both parties hereto; (e) all notices, consents, waivers or demands hereunder shall be in writing and shall be delivered or mailed by Registered or Certified mail, postage paid, to the party to whom given at the address setforth above or at such other address as such party may specify in accordance with this clause; (f) if any provision of this Extension of Lease Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Extension of Lease Agreement shall not in any way be affected or impaired thereby; (g) this Extension of Lease Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts; (h) each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Extension of Lease Agreement and agrees to indemnify and hold the other harmless from and against any claims, liabilities or losses (including attorney's fees) arising out of a breach of this warranty;
(i) Landlord and Tenant shall each have the right to contest in good faith the validity or amount of any tax, assessment, license fee, excise fee and other charge for which it is responsible under this Extension of Lease Agreement provided that no contest by Tenant may be undertaken unless Tenant shall, upon Landlord's request, deposit with Landlord adequate and sufficient security against any loss or damage which may ensue or involve the reasonable possibility of forfeiture, sale or disturbance of Landlord's interest in the Premises and that upon the final determination of any contest by Tenant, Tenant shall immediately pay and satisfy the amount found to be due, together with any costs, penalties and interest; (j) In any case where either party hereto is required to do any act, other than the making of any payment of Rental, the time for performance thereof shall be extended for a period equal to any delay caused by or resulting from any act of God, war, civil commotion, fire, casualty, labor difficulties, shortages of labor, materials or equipment, governmental regulations or other causes beyond such party's reasonable control, the extent that the performance of such obligation was actually prevented thereby; (k) This instrument constitutes the entire agreement between the parties relating to the subject matter hereof and supercedes all prior negotiations, contracts or understandings; Tenant acknowledges that except for the Specifications and the provisions of Section 8 hereof, it has not been induced to enter into this Extension of Lease Agreement based on any representations made by Landlord.

     25. Allocations. (a) Except as provided below, all expenses and costs incurred by Tenant in performing its obligations under this Extension of Lease Agreement shall remain the expense of Tenant, including, without limitation, all expenses and costs related to the maintenance, repair and replacement of the Premises and the systems and services exclusively serving the same.

     (b)Real Estate Taxes, Utility Costs (which are not separately metered to the Premises) shall be allocated between Landlord and Tenant based upon the percentage which square footage of the Premises bears to the square footage of the Building (and excluding common areas of the Building) (the "Tenant's Share") and the remainder share be "Landlord's Share", except that as to Utility Costs, Landlord and Tenant agree to use reasonable good faith efforts to agree on an alternative method of sharing such costs to the extent the same vary based on level of occupancy, use or intensity of use by the occupants of the Building, including Tenant. Such alternative method of sharing such Utility Costs shall take into account areas within the Premises and Building which are separately metered. As of the date hereof, it is agreed Tenant's Share is 53.41% and Landlord's Share is 46.59%.

     (c)Landlord shall pay Landlord's Share of Insurance Costs to the extent related to insurance required under Section 7(c) above.

     (d) Landlord shall pay Landlord's Share of the Operations Costs to the extent related to, or benefiting areas of, the Building and the Real Estate other than the Premises such as heating and ventilation of common area and external maintenance cost such as grounds keeping, snow plowing and security costs.

     (e) In addition to Landlord's obligation to pay Landlord's Share as set forth herein, Operating Costs shall not include and Landlord shall be solely responsible for the payment of: (1) leasehold improvements, alterations and decorations which are made in connection with the preparation of any portion of the Building for occupancy by a new tenant, or which improvements, alterations and decorations are not generally beneficial to all tenants of the Building; (2) costs incurred in connection with the making of repairs or replacements which are the obligation of another tenant or occupant of the Building; (3) advertising, marketing, promotional, public relations or brokerage fees, commissions or expenditures; (4) financing and refinancing costs in respect of any mortgage or security interest placed upon the Real Estate or any portion thereof, including payments of principal, interest, finance or other charges, and any points and commissions in connection therewith; (5) costs (including, without limitation, attorneys' fees and disbursements) incurred in connection with any judgment, settlement or arbitration award resulting from any tort liability; (6) costs of any item which are reimbursed to Landlord by other tenants or third parties or which are properly chargeable or attributable to a particular tenant or particular tenants; (7) costs incurred in connection with Landlord's preparation, negotiation, dispute resolution and/or enforcement of leases, including court costs and attorneys' fees and disbursements in connection with any summary proceeding to dispossess any tenant or incurred in connection with disputes with prospective tenants, employees, consultants, management agents, leasing agents, purchasers or mortgagees; (8) costs of any additions to or expansions of the Real Estate or the Building; (9) any costs in the nature of fees, fines or penalties arising out of Landlord's breach of any obligation (contractual or at law, and including, without limitation, costs, fines, interest, penalties and costs of litigation incurred as a result of late payment of taxes and/or utility bills), including attorneys' fees related thereto("Direct Landlord Costs").

     (f) Notwithstanding any provision of this Lease to the contrary, Landlord shall have the right if Landlord leases space in the Building to another tenant, upon notice to Tenant, to undertake the (i) maintenance and repair obligations of Tenant as to the Building and the Real Estate (exclusive of the Premises and the systems exclusively serving the Premises), (ii) payment of Real Estate Taxes, (iii) payment of Utility Costs (which are not separately metered to the Premises), and (iv) placement of insurance on the Building as required of Tenant under Section 7(c) above, and from and after the date of such election, Tenant shall, within 30 days of Landlord's request, pay Tenant's Share of such amounts. In the event the Building becomes a multi-tenant building, Tenant's right to parking spaces, use of internal and external common space and the allocation of utility services in the event of a limitation or rationing of availability thereof to the Premises shall likewise be allocated based upon Tenant's Share.

     (g) All allocations under this Lease Agreement based upon Tenant's share allocable to the Premises shall be allocable on the basis of the percentage derived from a ratio having as its denominator 144,230 and as its numerator the number of feet of space occupied by Tenant from time to time or dedicated to serving such space; 77,037 as of the Commencement Date. In the event that any portion of the interior or exterior common space is dedicated exclusively to the use of one of the parties, that party shall bear all expenses and costs with respect thereto.

     26. Relocation. In the event Landlord has executed a written lease with another tenant for space within the Building located in the area shown on Exhibit A as the "Reserved Space" and, in Landlord's reasonable judgment, the use and enjoyment of such tenant's premises requires the Tenant to vacate any portion of the Reserved Space currently occupied by Tenant or the relocation of another portion of the Premises to create common areas typical of a multi-tenant building (not to exceed 10% of the total square footage then occupied by Tenant) so used by Tenant, Tenant hereby agrees to vacate such space on 30 days notice provided Landlord agrees to provide other space within the Building of equal or greater size, comparable or superior quality.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                    EXECUTED as of the date first hereinabove stated.


SPI-TRUST                                   SPIRE CORPORATION


By:   /s/ Roger G. Little                   By:   /s/ Rodger W.  LaFavre
     -------------------------------             -------------------------------
     Roger Little, Trustee                  Name: Rodger W. LaFavre
                                            Title: Chief Operating Officer

                                                                       EXHIBIT A
                                                                       ---------


                                PLAN OF PREMISES
                                ----------------
                                   (Attached)




















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